Worthington Enterprises Reports Third Quarter Fiscal 2025 Results

COLUMBUS, Ohio (March 25, 2025) – Worthington Enterprises Inc. (NYSE: WOR), a market-leading designer and manufacturer of innovative products and solutions that serve customers in the building products and consumer products end markets, today reported results for its fiscal 2025 third quarter ended February 28, 2025.

Third Quarter Highlights (all comparisons to the third quarter of fiscal 2024):

•
Net sales were $304.5 million, a decrease of 4%, reflecting the deconsolidation of the former Sustainable Energy Solutions segment (“SES”), partially offset by volume growth and contributions from the Ragasco business acquired in the first quarter of fiscal 2025.
•
Earnings before income taxes increased 30% to $52.6 million, while adjusted EBITDA from continuing operations grew 10% to $73.8 million.
•
Earnings per share (“EPS”) from continuing operations (diluted) increased 80% to $0.79 per share, while adjusted EPS from continuing operations (diluted) grew 14% to $0.91 per share.
•
Operating cash flow grew 14% to $57.1 million, and free cash flow increased 11% to $44.4 million.
•
Repurchased 150,000 shares of common stock for $6.2 million leaving 5,565,000 shares remaining on the Company’s share repurchase authorization.
•
Declared a quarterly dividend of $0.17 per share payable on June 27, 2025, to shareholders of record at the close of business on June 13, 2025.

Financial highlights, on a continuing operations basis, for the current year and prior year quarters are as follows:

(U.S. dollars in millions, except per share amounts)	3Q 2025	3Q 2024
GAAP Financial Measures
Net sales	$304.5	$316.8
Operating income	20.9	4.3
Earnings before income taxes	52.6	40.5
Net earnings from continuing operations	39.7	22.0
EPS from continuing operations - diluted	0.79	0.44
Net cash provided by operating activities	57.1	50.1

Non-GAAP Financial Measures (1)
Adjusted operating income	$26.2	$8.0
Adjusted EBITDA from continuing operations	73.8	66.9
Adjusted EPS from continuing operations - diluted	0.91	0.80
Free cash flow	44.4	40.1

(1)
Refer to the “Use of Non-GAAP Financial Measures and Definitions” for additional information regarding our use of non-GAAP financial measures, including reconciliations to the most comparable GAAP measures.

Worthington Enterprises

March 25, 2025

"We delivered strong results in Q3, achieving year-over-year and sequential growth in revenue, adjusted EBITDA and adjusted EPS," said Worthington Enterprises President and CEO Joe Hayek. "Our growth in sales and earnings was driven by market share gains, a more favorable mix and improved gross margins in our wholly owned businesses, while our joint ventures remained steady despite a moderation in ClarkDietrich's results relative to last year’s strong performance. These results reflect outstanding execution from our team, who continues to drive efficiencies, deliver value-added solutions for our customers, and effectively manage costs, even during an uncertain macroeconomic environment.”

Consolidated Quarterly Results

Net sales for the third quarter of fiscal 2025 decreased $12.2 million, or 3.9%, from the prior year quarter to $304.5 million. The decrease was driven by the deconsolidation of SES during the fourth quarter of fiscal 2024, partially offset by contributions from Ragasco and higher overall volumes. Net sales in the prior year quarter included $35.4 million related to SES, which is now operated as an unconsolidated joint venture and its results are reported within equity income on the consolidated statement of earnings beginning June 1, 2024.

Operating income increased $16.6 million to $20.9 million. The current year quarter was negatively impacted $5.4 million due to restructuring charges, compared to $3.7 million in the prior year quarter, which included both restructuring charges and one-time costs related to the separation of the former steel processing business (“Separation”). Excluding these items, adjusted operating income increased $18.3 million over the prior year quarter to $26.2 million on the combined impact of higher overall volumes and favorable product mix.

Equity income declined $11.2 million from the prior year quarter to $32.1 million, primarily due to lower contributions from ClarkDietrich, which decreased $8.3 million compared to a particularly strong prior year quarter.

Income tax expense decreased $5.2 million from the prior year quarter to $13.2 million driven by a lower estimated annual effective tax rate partially offset by higher pre-tax earnings. Current year quarter income tax expense reflects an estimated annual effective tax rate of 24.4%, down from 30.8%, driven by the discrete tax effects of the Separation in the prior year quarter. The adjusted effective tax rate was 22.2% in the current year quarter compared to 23.1% in the prior year quarter.

Balance Sheet and Cash Flow

The Company ended the quarter with cash of $222.8 million, a decrease of $21.4 million from May 31, 2024. During the third quarter, the Company generated operating cash flow of $57.1 million, of which $12.7 million was invested in capital expenditures, resulting in free cash flow of $44.4 million up from $40.1 million in the prior year quarter. Capital expenditures in the current year quarter included approximately $7.6 million related to ongoing facility modernization projects.

Total debt at quarter end consisted entirely of long-term debt and was relatively unchanged from May 31, 2024, at $293.9 million. The Company had no borrowings under its revolving credit facility as of February 28, 2025, leaving $500.0 million available for future use.

Worthington Enterprises

March 25, 2025

Quarterly Segment Results

Consumer Products generated net sales of $139.7 million in the third quarter of fiscal 2025, an increase of $6.5 million, or 4.9%, over the prior year quarter, driven by higher volumes. Adjusted EBITDA increased $3.0 million over the prior year quarter to $28.6 million on the combined impact of higher volumes and gross margin improvement, partially offset by higher SG&A expenses.

Building Products generated net sales of $164.8 million in the third quarter of fiscal 2025, an increase of $16.6 million, or 11.2%, over the prior year quarter, driven by contributions from Ragasco and favorable product mix. Adjusted EBITDA increased slightly over the prior year quarter to $53.2 million, as the benefit from higher net sales was largely offset by lower equity income contributions from ClarkDietrich and WAVE.

Outlook

"As we look ahead, we remain confident in our ability to drive long-term growth and deliver shareholder value," Hayek said. "Our strong balance sheet, solid free cash flow and disciplined capital allocation strategy provide us the flexibility to invest in our businesses, pursue strategic M&A and return capital to shareholders with a focus on long-term value creation. While recent tariff announcements are creating some uncertainty across multiple markets, we are well-positioned as a domestic designer and manufacturer of market-leading brands, with strong customer relationships and an exceptional team who is committed to driving improvements throughout our business, as we navigate near-term dynamics and capitalize on future opportunities."

Conference Call

The Company will review fiscal 2025 third quarter results during its quarterly conference call on March 26, 2025, at 8:30 a.m. Eastern Time. Details regarding the conference call can be found on the Company website at www.WorthingtonEnterprises.com.

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that help enable people to live safer, healthier and more expressive lives. The Company operates with two primary business segments: Building Products and Consumer Products. The Building Products segment includes cooking, heating, cooling and water solutions, architectural and acoustical grid ceilings and metal framing and accessories. The Consumer Products segment provides solutions for the tools, outdoor living and celebrations categories. Product brands within the Worthington Enterprises portfolio include Balloon Time®, Bernzomatic®, Coleman® (propane cylinders), CoMet®, Garden Weasel®, General®, HALO™, Hawkeye™, Level5 Tools®, Mag Torch®, NEXI™, Pactool International®, PowerCore™, Ragasco®, Well-X-Trol® and XLite™, among others. The Company also serves the growing global hydrogen ecosystem via a joint venture focused on on-board fueling systems and gas containment solutions.

Headquartered in Columbus, Ohio, Worthington Enterprises and its joint ventures employ approximately 6,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The Company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Worthington Enterprises

March 25, 2025

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the separation of the Company’s Steel Processing business (the “Separation); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the Company’s performance on a pro forma basis to illustrate the estimated effects of the Separation on historical periods; the tax treatment of the Separation transaction; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: the uncertainty of obtaining regulatory approvals in connection with the Separation, including rulings from the Internal Revenue Service; the Company’s ability to successfully realize the anticipated benefits of the Separation; the risks, uncertainties and impacts related to the COVID-19 pandemic – the duration, extent and severity of which are impossible to predict, including the possibility of future resurgence in the spread of COVID-19 or variants thereof – and the availability, effectiveness and acceptance of vaccines, and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith; the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19, the actions taken in connection therewith and the implementation of related fiscal stimulus packages; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of the COVID-19 pandemic and Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services,

Worthington Enterprises

March 25, 2025

civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, especially in light of the COVID-19 pandemic, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effects of tax laws in the United States and potential changes for such laws, which may increase the Company’s costs and negatively impact the Company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, readers should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 28,	February 29,	February 28,	February 29,
	2025	2024	2025	2024
Net sales	$304,524	$316,755	$835,878	$926,902
Cost of goods sold	215,277	243,643	610,077	720,882
Gross profit	89,247	73,112	225,801	206,020
Selling, general and administrative expense	63,005	65,134	196,959	210,262
Restructuring and other expense, net	5,374	698	9,152	704
Separation costs	-	2,999	-	12,465
Operating income (loss)	20,868	4,281	19,690	(17,411)
Other income (expense):
Miscellaneous income (expense), net	258	(6,995)	809	(5,983)
Loss on extinguishment of debt	-	-	-	(1,534)
Interest expense, net	(628)	(50)	(2,150)	(1,596)
Equity in net income of unconsolidated affiliates	32,081	43,235	102,129	127,328
Earnings before income taxes	52,579	40,471	120,478	100,804
Income tax expense	13,240	18,471	29,122	34,041
Net earnings from continuing operations	39,339	22,000	91,356	66,763
Net earnings from discontinued operations	-	-	-	83,106
Net earnings	39,339	22,000	91,356	149,869
Net earnings (loss) attributable to noncontrolling interests	(324)	-	(820)	7,460
Net earnings attributable to controlling interest	$39,663	$22,000	$92,176	$142,409

Amounts attributable to controlling interest:
Net earnings from continuing operations	$39,663	$22,000	$92,176	$66,763
Net earnings from discontinued operations	-	-	-	75,646
Net earnings attributable to controlling interest	$39,663	$22,000	$92,176	$142,409

Earnings per share - basic:
Continuing operations	$0.80	$0.45	$1.86	$1.36
Discontinued operations	-	-	-	1.54
Consolidated	$0.80	$0.45	$1.86	$2.90

Earnings per share - diluted:
Continuing operations	$0.79	$0.44	$1.84	$1.33
Discontinued operations	-	-	-	1.50
Consolidated	$0.79	$0.44	$1.84	$2.83

Weighted average common shares outstanding - basic	49,377	49,315	49,443	49,113
Weighted average common shares outstanding - diluted	49,981	50,417	50,171	50,271

Cash dividends declared per share	$0.17	$0.16	$0.51	$0.80

CONSOLIDATED BALANCE SHEETS

WORTHINGTON ENTERPRISES, INC.

(In thousands)

	February 28,	May 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$222,844	$244,225
Receivables, less allowances of $3,651 and $343, respectively	202,848	199,798
Inventories
Raw materials	78,186	66,040
Work in process	10,025	11,668
Finished products	77,124	86,907
Total inventories	165,335	164,615
Income taxes receivable	3,543	17,319
Prepaid expenses and other current assets	39,394	47,936
Total current assets	633,964	673,893
Investment in unconsolidated affiliates	131,800	144,863
Operating lease assets	21,757	18,667
Goodwill	368,047	331,595
Other intangibles, net of accumulated amortization of $92,675 and $83,242, respectively	239,852	221,071
Other assets	23,779	21,342
Property, plant and equipment:
Land	8,613	8,657
Buildings and improvements	130,230	123,478
Machinery and equipment	363,762	321,836
Construction in progress	31,048	24,504
Total property, plant and equipment	533,653	478,475
Less: accumulated depreciation	270,848	251,269
Total property, plant and equipment, net	262,805	227,206
Total assets	$1,682,004	$1,638,637

Liabilities and equity
Current liabilities:
Accounts payable	$83,905	$91,605
Accrued compensation, contributions to employee benefit plans and related taxes	37,329	41,974
Dividends payable	9,102	9,038
Other accrued items	41,578	29,061
Current operating lease liabilities	5,644	6,228
Income taxes payable	2,830	470
Total current liabilities	180,388	178,376
Other liabilities	59,301	62,243
Distributions in excess of investment in unconsolidated affiliate	110,402	111,905
Long-term debt	293,921	298,133
Noncurrent operating lease liabilities	16,595	12,818
Deferred income taxes	82,876	84,150
Total liabilities	743,483	747,625
Shareholders' equity - controlling interest	937,208	888,879
Noncontrolling interests	1,313	2,133
Total equity	938,521	891,012
Total liabilities and equity	$1,682,004	$1,638,637

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Nine Months Ended
	February 28,	February 29,	February 28,	February 29,
	2025	2024	2025	2024
Operating activities:
Net earnings	$39,339	$22,000	$91,356	$149,869
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,950	11,949	35,707	68,281
Impairment of long-lived assets	-	-	-	1,401
Provision for (benefit from) deferred income taxes	(8,016)	4,329	(10,871)	843
Loss on extinguishment of debt	-	-	-	1,534
Bad debt expense (income)	1,128	24	3,189	(430)
Equity in net income of unconsolidated affiliates, net of distributions	3,089	(2,926)	10,810	3,169
Net gain on sale of assets	(21)	(14)	(547)	(348)
Stock-based compensation	2,924	2,602	12,787	13,294
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	(18,553)	(18,124)	(9,023)	49,737
Inventories	14,128	16,176	15,558	54,999
Accounts payable	46	15,561	(12,600)	(59,534)
Accrued compensation and employee benefits	8,838	7,190	(4,628)	(2,030)
Other operating items, net	2,279	(8,646)	15,592	(35,979)
Net cash provided by operating activities	57,131	50,121	147,330	244,806

Investing activities:
Investment in property, plant and equipment	(12,704)	(10,017)	(37,494)	(72,191)
Acquisitions, net of cash acquired	-	(8,707)	(88,156)	(29,721)
Proceeds from sale of assets, net of selling costs	59	35	13,444	837
Investment in non-marketable equity securities	(833)	(75)	(2,873)	(1,614)
Investment in note receivable	-	100	-	(14,900)
Excess distribution from unconsolidated affiliate	-	-	-	1,085
Net cash used by investing activities	(13,478)	(18,664)	(115,079)	(116,504)

Financing activities:
Dividends paid	(8,422)	(15,849)	(25,507)	(48,907)
Repurchase of common shares	(6,170)	-	(21,052)	-
Proceeds from issuance of common shares, net of tax withholdings	(22)	(1,023)	(7,073)	(15,360)
Net proceeds from short-term borrowings (1)	-	-	-	172,187
Distribution to Worthington Steel at Separation	-	(218,048)	-	(218,048)
Principal payments on long-term obligations	-	(150,133)	-	(393,890)
Dividends from Worthington Steel at Separation		150,000	-	150,000
Payments to noncontrolling interests	-	-	-	(1,920)
Net cash used by financing activities	(14,614)	(235,053)	(53,632)	(355,938)
Increase (decrease) in cash and cash equivalents	29,039	(203,596)	(21,381)	(227,636)
Cash and cash equivalents at beginning of period	193,805	430,906	244,225	454,946
Cash and cash equivalents at end of period (2)	$222,844	$227,310	$222,844	$227,310

(1)
Net proceeds in fiscal 2024 consisted of borrowings under Worthington Steel’s short-term credit facilities assumed by Worthington Steel in conjunction with the Separation.
(2)
The cash flows related to discontinued operations have not been segregated in the periods presented herein. Accordingly, the consolidated statements of cash flows include the results from continuing and discontinued operations.

WORTHINGTON ENTERPRISES, INC.

GAAP / NON-GAAP RECONCILIATIONS (1)

(Dollars in thousands, except per share amounts)

Consolidated Results - Adjusted Earnings per Share from Continuing Operations - Diluted

	Three Months Ended February 28, 2025
		Earnings	Income	Net Earnings	Diluted
		Before	Tax	from	EPS -	Effective
	Operating	Income	Expense	Continuing	Continuing	Tax
	Income	Taxes	(Benefit)	Operations (2)	Operations (2)	Rate (2)
GAAP	$20,868	$52,579	$13,240	$39,663	$0.79	25.0%
Restructuring and other expense, net	5,374	5,374	295	5,669	0.12
Non-GAAP	$26,242	$57,953	$12,945	$45,332	$0.91	22.2%

	Three Months Ended February 29, 2024
		Earnings	Income	Net Earnings	Diluted
		Before	Tax	from	EPS -	Effective
	Operating	Income	Expense	Continuing	Continuing	Tax
	Income	Taxes	(Benefit)	Operations	Operations	Rate
GAAP	$4,281	$40,471	$18,471	$22,000	$0.44	45.6%
Restructuring and other expense, net	698	698	(166)	532	0.01
Separation costs	2,999	2,999	(712)	2,287	0.05
Pension settlement charge	-	8,103	(1,929)	6,174	0.12
One-time tax effects of Separation	-	-	9,197	9,197	0.18
Non-GAAP	$7,978	$52,271	$12,081	$40,190	$0.80	23.1%

	Nine Months Ended February 28, 2025
		Earnings	Income	Net Earnings	Diluted
		Before	Tax	from	EPS -	Effective
	Operating	Income	Expense	Continuing	Continuing	Tax
	Income	Taxes	(Benefit)	Operations (2)	Operations (2)	Rate (2)
GAAP	$19,690	$120,478	$29,122	$92,176	$1.84	24.0%
Restructuring and other expense, net	9,152	9,152	(633)	8,519	0.17
Non-GAAP	$28,842	$129,630	$29,755	$100,695	$2.01	22.8%

	Nine Months Ended February 29, 2024
		Earnings	Income	Net Earnings	Diluted
	Operating	Before	Tax	from	EPS -	Effective
	Income	Income	Expense	Continuing	Continuing	Tax
	(Loss)	Taxes	(Benefit)	Operations	Operations	Rate
GAAP	$(17,411)	$100,804	$34,041	$66,763	1.33	33.8%
Corporate costs eliminated at Separation	19,343	19,343	(4,606)	14,737	0.30
Restructuring and other expense, net	704	704	(168)	536	0.01
Separation costs	12,465	12,465	(2,968)	9,497	0.19
Pension settlement charge	-	8,103	(1,929)	6,174	0.12
Loss on extinguishment of debt	-	1,534	(365)	1,169	0.02
Gain on sale of assets in equity income	-	(2,780)	662	(2,118)	(0.04)
One-time tax effects of Separation	-	-	9,197	9,197	0.18
Non-GAAP	$15,101	$140,173	$34,218	$105,955	$2.11	24.4%

(1)
For more information on these measures, refer to the Use of Non-GAAP Financial Measures and Definitions schedule herein.
(2)
Excludes the impact of noncontrolling interest.

Consolidated Results - Adjusted EBITDA from Continuing Operations

	Three Months Ended		Nine Months Ended
	February 28,	February 29,	February 28,	February 29,
	2025	2024	2025	2024
Earnings before income taxes (GAAP)	$52,579	$40,471	$120,478	$100,804
Plus: Net loss attributable to noncontrolling interest	324	-	820	-
Net earnings before income taxes attributable to controlling interest	52,903	40,471	121,298	100,804
Interest expense, net	628	50	2,150	1,596
EBIT (1)	53,531	40,521	123,448	102,400
Corporate costs eliminated at Separation	-	-	-	19,343
Restructuring and other expense, net (2)	5,374	698	9,152	704
Separation costs	-	2,999	-	12,465
Pension settlement charge	-	8,103	-	8,103
Loss on extinguishment of debt	-	-	-	1,534
Gain on sale of assets in equity income	-	-	-	(2,780)
Adjusted EBIT (1)	58,905	52,321	132,600	141,769
Depreciation and amortization	11,950	11,949	35,707	36,238
Stock-based compensation	2,924	2,601	10,122	9,822
Adjusted EBITDA from continuing operations (non-GAAP)	$73,779	$66,871	$178,429	$187,829

Earnings before income taxes margin (GAAP)	17.3%	12.8%	14.4%	10.9%
Adjusted EBITDA margin from continuing operations (non-GAAP)	24.2%	21.1%	21.3%	20.3%

(1)
EBIT and adjusted EBIT are non-GAAP financial measures. However, these measures are not used by management to evaluate the Company's performance, engage in financial and operational planning, or to determine incentive compensation. Instead, they are included as subtotals in the reconciliation of earnings before income taxes from continuing operations to adjusted EBITDA from continuing operations, which is a non-GAAP financial measure used by management.
(2)
The three and nine months ended February 28, 2025, includes $4,536 of expense related to an increase in the fair value of the contingent liability associated with the Ragasco earnout arrangement.

Consolidated Results - Free Cash Flow

	Three Months Ended
	February 28,	February 29,
	2025	2024
Net cash provided by operating activities (GAAP)	$57,131	$50,121
Less: Investment in property, plant, and equipment	12,704	10,017
Free cash flow (non-GAAP)	$44,427	$40,104

Net earnings attributable to controlling interest (GAAP)	$39,663	$22,000
Adjusted net earnings attributable to controlling interest (non-GAAP)	$45,332	$40,190

Operating cash flow conversion (GAAP) (1)	144%	228%
Free cash flow conversion (non-GAAP)	98%	100%

(1)
Operating cash flow conversion is defined as net cash provided by operating activities divided by net earnings from continuing operations attributable to controlling interest.

WORTHINGTON ENTERPRISES, INC.

SEGMENT INFORMATION

(Dollars and units in thousands)

	Three Months Ended		Nine Months Ended
	February 28,	February 29,	February 28,	February 29,
	2025	2024	2025	2024
Volume
Consumer Products	20,761	19,010	53,351	50,973
Building Products	3,560	3,422	9,982	10,578
Total reportable segments	24,321	22,432	63,333	61,551
Other (1)	-	143	-	363
Consolidated	24,321	22,575	63,333	61,914

Net sales
Consumer Products	$139,714	$133,181	$374,057	$369,923
Building Products	164,810	148,190	461,821	465,421
Total reportable segments	304,524	281,371	835,878	835,344
Other (1)	-	35,384	-	91,558
Consolidated	$304,524	$316,755	$835,878	$926,902

Adjusted EBITDA from continuing operations
Consumer Products	$28,625	$25,649	$61,884	$52,537
Building Products	53,187	53,059	140,101	158,501
Total reportable segments	81,812	78,708	201,985	211,038
Unallocated Corporate and Other	(8,033)	(11,837)	(23,556)	(23,209)
Consolidated	$73,779	$66,871	$178,429	$187,829

Adjusted EBITDA margin from continuing operations
Consumer Products	20.5%	19.3%	16.5%	14.2%
Building Products	32.3%	35.8%	30.3%	34.1%
Consolidated	24.2%	21.1%	21.3%	20.3%

Equity income by unconsolidated affiliate
WAVE (2)	$25,012	$26,022	$77,478	$75,765
ClarkDietrich (2)	9,486	17,791	27,960	48,267
Other (3)	(2,417)	(578)	(3,309)	3,296
Consolidated	$32,081	$43,235	$102,129	$127,328

(1)
Amounts relate to our former SES operating segment, which was deconsolidated on May 29, 2024.
(2)
Equity income contributed by Worthington Armstrong Venture (“WAVE”) and Clarkwestern Dietrich Building Systems LLC (“ClarkDietrich) is included in Building Products segment results.
(3)
Other includes the equity earnings of Taxi Workhorse, LLC and the Sustainable Energy Solutions joint ventures.

WORTHINGTON ENTERPRISES, INC.

USE OF NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

NON-GAAP FINANCIAL MEASURES. These materials include certain financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures typically exclude items that management believes are not reflective of, and thus should not be included when evaluating the performance of the Company’s ongoing operations. Management uses the non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation. Management believes these non-GAAP financial measures provide useful supplemental information and additional perspective on the performance of the Company’s ongoing operations and should not be considered as an alternative to the comparable GAAP measure. Additionally, management believes these non-GAAP financial measures allow for meaningful comparisons and analysis of trends in the Company’s businesses and enable investors to evaluate operations and future prospects in the same manner as management.

The following provides an explanation of each non-GAAP financial measure presented in these materials:

Adjusted operating income is defined as operating income excluding the items listed below, to the extent naturally included in operating income (loss).

Adjusted net earnings from continuing operations is defined as net earnings from continuing operations attributable to controlling interest (“net earnings from continuing operations”) excluding the after-tax effect of the excluded items outlined below.

Adjusted earnings per diluted share from continuing operations (“Adjusted EPS from continuing operations”) is defined as adjusted net earnings from continuing operations divided by diluted weighted-average shares outstanding).

Adjusted EBITDA from continuing operations is defined as adjusted earnings before interest, taxes, depreciation, and amortization. EBITDA from continuing operations is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense, depreciation, and amortization to/from net earnings from continuing operations attributable to controlling interest, which is further adjusted to exclude impairment and restructuring charges (gains) as well as other items that management believes are not reflective of, and thus should not be included when evaluating the performance of its ongoing operations, as outlined below. Adjusted EBITDA from continuing operations also excludes stock-based compensation due to its non-cash nature, which is consistent with how management assesses operating performance. At the segment level, adjusted EBITDA from continuing operations includes expense allocations for centralized corporate back-office functions that exist to support the day-to-day business operations. Public company and other governance costs are held at the corporate-level.

Adjusted EBITDA margin from continuing operations is calculated by dividing adjusted EBITDA from continuing operations by net sales.

Free cash flow is a non-GAAP financial liquidity measure that is used by the Company to assess its ability to generate cash beyond what is required for its business operations and capital expenditures. The Company defines free cash flow as net cash flows from operating activities less investment in property, plant, and equipment.

Free cash flow conversion is a non-GAAP financial measure that is used by the Company to measure how much of its adjusted net earnings attributable to controlling interest is converted into cash. The company defines free cash flow conversion as free cash flow divided by net earnings from continuing operations.

Exclusions from Non-GAAP Financial Measures

Management believes it is useful to exclude the following items from the non-GAAP financial measures presented in this report for its own and investors’ assessment of the business for the reasons identified below. Additionally, management may exclude other items from the non-GAAP financial measures that do not occur in the ordinary course of our ongoing business operations and note them in the reconciliation from earnings before income taxes from continuing operations to the non-GAAP financial measure of adjusted EBITDA from continuing operations.

•
Impairment charges are excluded because they do not occur in the ordinary course of our ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, which we believe facilitates the comparison of historical, current and forecasted financial results.
•
Restructuring activities, which can result in both discrete gains and/or losses, consist of established programs that are not part of our ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions). These items are excluded because they are not part of the ongoing operations of our underlying business.
•
Separation costs, which consist of direct and incremental costs incurred in connection with the completed Separation are excluded as they are one-time in nature and are not expected to occur in periods following the Separation. These costs include fees paid to third-party advisors, such as investment banking, audit and other advisory services as well as direct and incremental costs associated with the Separation of shared corporate functions. Results in the current fiscal year also include incremental compensation expense associated with the modification of unvested short and long-term incentive compensation awards, as required under the employee matters agreement executed in conjunction with the Separation.
•
Loss on early extinguishment of debt is excluded because it does not occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.
•
Corporate costs eliminated at Separation are those costs that were related to corporate resources that, post-Separation, no longer exist to support the Company’s continuing operations, but were not clearly identifiable to the former Steel Processing segment.

•
Pension settlement charges are excluded due to their non-cash nature and the fact that they do not occur in the normal course of business and may obscure analysis of trends and financial performance. These transactions typically result from the transfer of all or a portion of the total projected benefit obligation to third-party insurance companies.
•
One-time tax effects of Separation are charges to income tax expense primarily related to non-deductible transaction costs. They are excluded because they are one-time in nature and not expected to occur in periods following the Separation.